Exhibit 4.1

EXECUTION COPY

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated as of December 2, 2015, by and among GE DEALER FLOORPLAN MASTER NOTE TRUST, a Delaware statutory trust (“Owner”), GENERAL ELECTRIC CAPITAL LLC, a Delaware limited liability company (formerly known as General Electric Capital Corporation, the “Resigning Master Servicer”), and GE CAPITAL US HOLDINGS, INC., a Delaware corporation (the “Successor Master Servicer”).

RECITALS

WHEREAS, Owner and Resigning Master Servicer are parties to a Second Amended and Restated Servicing Agreement dated as of July 11, 2014 (as amended, the “Servicing Agreement”);

WHEREAS, the Resigning Master Servicer wishes to resign as Master Servicer under the Servicing Agreement; the Owner wishes to appoint the Successor Master Servicer to succeed the Resigning Master Servicer as Master Servicer under the Servicing Agreement; and the Successor Master Servicer wishes to accept appointment as Master Servicer under the Servicing Agreement; and

WHEREAS, the Resigning Master Servicer wishes to assign all of its rights, powers, trusts and duties as Master Servicer under the Amended and Restated Sub-Servicing Agreement dated as of August 10, 2006 (as amended, the “Sub-Servicing Agreement”) to the Successor Master Servicer, and the Successor Master Servicer wishes to assume such rights, powers, trusts and duties as Master Servicer under the Sub-Servicing Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Owner, the Resigning Master Servicer and the Successor Master Servicer agree as follows:

ARTICLE ONE

THE RESIGNING MASTER SERVICER

Section 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein are used as defined in the Servicing Agreement or, if not defined therein, in the Sub-Servicing Agreement.

Section 2. Resignation. Pursuant to Section 6.1(a) of the Servicing Agreement, the Resigning Master Servicer hereby notifies the Owner that the Resigning Master Servicer is hereby resigning as Master Servicer under the Servicing Agreement, effective as of the Effective Time. The Owner hereby consents to the resignation of the Resigning Master Servicer.

Section 3. Appointment. The Owner hereby appoints the Successor Master Servicer as Master Servicer under the Servicing Agreement, effective as of the Effective Time, and confirms to the Successor Master Servicer all the rights, powers, trusts and duties of the Master Servicer under the Servicing Agreement.

Section 4. Acceptance of Appointment. (a) The Successor Master Servicer hereby accepts its appointment as Master Servicer under the Servicing Agreement and agrees to perform the duties and obligations set forth therein and shall hereby be vested with all the rights, powers, trusts and duties of the Master Servicer under the Servicing Agreement.

(b) This Agreement shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which Resigning Master Servicer may have incurred in connection with its services as Master Servicer under the Servicing Agreement or (ii) an assumption by Successor Master Servicer of any liability of Resigning Master Servicer arising out of a breach by Resigning Master Servicer of its duties under the Servicing Agreement. This Agreement does not constitute a waiver or assignment by Resigning Master Servicer of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Servicing Agreement, other than the accrued and unpaid Monthly Servicing Fees owing to the Resigning Master Servicer, which the Resigning Master Servicer hereby assigns to the Successor Master Servicer.

Section 5. Sub-Servicing Agreement. (a) Notwithstanding Section 6.3(b) of the Servicing Agreement, the Sub-Servicing Agreement is not terminated and continues on as set forth in this Section 5.

(b) In connection with its resignation as Master Servicer under the Servicing Agreement, the Resigning Servicer hereby assigns all of its rights, powers, trusts and duties as Master Servicer under the Sub-Servicing Agreement to the Successor Master Servicer, effective as of the Effective Time, and the Successor Master Servicer hereby assumes all of the rights, powers, trusts and duties of the Master Servicer under the Sub-Servicing Agreement, effective as of the Effective Time.

(c) This Agreement shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which Resigning Master Servicer may have incurred in connection with its services as Master Servicer under the Sub-Servicing Agreement or (ii) an assumption by Successor Master Servicer of any liability of Resigning Master Servicer arising out of a breach by Resigning Master Servicer of its duties under the Sub-Servicing Agreement. This Agreement does not constitute a waiver or assignment by Resigning Master Servicer of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Sub-Servicing Agreement.

(d) GE Commercial Distribution Finance LLC, as Sub-Servicer under the Sub-Servicing Agreement, hereby acknowledges and agrees that, effective as of the Effective Time, the Successor Master Servicer shall be the Master Servicer under the Sub-Servicing Agreement and agrees to sub-service the Transferred Receivables as agent for the Successor Master Servicer on the terms set forth in the Sub-Servicing Agreement.

Instrument of Resignation and

Appointment –Master Servicer

Section 6. Representations of Successor Master Servicer. The Successor Master Servicer hereby represents and warrants to the Resigning Master Servicer and to the Owner that:

(i) The Successor Master Servicer is qualified and eligible under Section 6.2 of the Servicing Agreement to act as Master Servicer under the Servicing Agreement.

(ii) The Successor Master Servicer is an established financial institution having a net worth of not less than five hundred million dollars ($500,000,000) and its regular business includes the servicing of receivables.

(iii) This Agreement has been duly authorized, executed and delivered on behalf of the Successor Master Servicer and constitutes its legal, valid and binding obligation.

Section 7. Notices. For the purposes of Section 8.1 of the Servicing Agreement and Section 4.1 of the Sub-Servicing Agreement, all notices, whether faxed or mailed, will be deemed received as provided in Section 8.1 of the Servicing Agreement or Section 4.1 of the Sub-Servicing Agreement, as applicable, when sent pursuant to the following instructions:

TO THE RESIGNING MASTER SERVICER:

General Electric Capital LLC

901 Main Avenue
Norwalk, Connecticut 06851

Attention: Legal Department

michael.paolillo@ge.com

With a copy to:

General Electric Capital LLC

201 Merritt 7

Norwalk, Connecticut 06851

Attention: Capital Markets - Securitization

steve.poulin@ge.com

michael.paolillo@ge.com

TO THE SUCCESSOR MASTER SERVICER:

GE Capital US Holdings, Inc.

901 Main Avenue
Norwalk, Connecticut 06851
Attention: Michael Paolillo
michael.paolillo@ge.com

Instrument of Resignation and

Appointment –Master Servicer

TO THE OWNER:

GE Dealer Floorplan Master Note Trust

c/o BNY Mellon Trust of Delaware
Bellevue Park Corporate Center
301 Bellevue Parkway, 3rd Floor
Wilmington, Delaware 19809

With a copy to:

GE Capital US Holdings, Inc.

901 Main Avenue
Norwalk, Connecticut 06851
Attention: Michael Paolillo
michael.paolillo@ge.com

Section 8. Limitation of Liability of the Trustee. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this document.

Section 9. Miscellaneous. (a) This Agreement is entered into and the resignation, appointment and acceptance effected hereby shall be effective as of 1:00 a.m. (New York time) on December 2, 2015 (the “Effective Time”); provided, that (i) each of the Owner, the Resigning Master Servicer and the Successor Master Servicer shall have executed a counterpart to this Agreement and (ii) the Owner shall have provided prior written notice of the appointment of the Successor Master Servicer to the Rating Agencies and the Indenture Trustee.

(b) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c) This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by electronic means shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[Signature pages follow.]

Instrument of Resignation and

Appointment –Master Servicer

IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By: BNY Mellon Trust of Delaware, not in
its individual capacity, but solely on behalf
of the Owner

By: /s/ Kristine K. Gullo

Name: Kristine K. Gullo

Title: Vice President

Instrument of Resignation and

Appointment –Master Servicer

GENERAL ELECTRIC CAPITAL LLC,
as Resigning Master Servicer

By: /s/ Thomas A. Davidson

Name: Thomas A. Davidson

Title: Authorized Signatory

Instrument of Resignation and

Appointment –Master Servicer

GE CAPITAL US HOLDINGS, INC.,
as Successor Master Servicer

By: /s/ Thomas A. Davidson

Name: Thomas A. Davidson

Title: Authorized Signatory

Instrument of Resignation and

Appointment –Master Servicer

Solely for the purposes of the acknowledgement and agreement set forth in Section 5(d) of this Agreement:

GE COMMERCIAL DISTRIBUTION FINANCE LLC, as Sub-Servicer

By: /s/ John E. Peak

Name: John E. Peak

Title: Vice President

Instrument of Resignation and

Appointment –Master Servicer

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